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                                                                EXHIBIT NO. 11.1

CANYON RESOURCES CORPORATION
CALCULATION OF BASIC AND DILUTED
     EARNINGS PER SHARE

For the years ended December 31, 1997, 1996, and 1995


                                                           1997              1996               1995
                                                       ------------      ------------      ------------
Computation for Statements of Operations

Adjustment to net loss per statements
   of operations to amount used in loss per
   share computation:
      Net loss                                         $ (5,022,300)     $ (7,114,900)     $ (6,143,200)
      Add-interest on convertible debentures,
         net of tax effect                                       --               (A)               (A)
                                                       ------------      ------------      ------------

Net loss, as adjusted                                  $ (5,022,300)     $ (7,114,900)     $ (6,143,200)
                                                       ============      ============      ============

Adjustment to weighted average shares outstanding
   to amount used in loss per share computation:
      Weighted average shares outstanding                39,821,900        33,275,500        25,696,800
      Add-shares issuable from assumed exercise of
      convertible debentures                                     --               (A)               (A)
      Add-shares issuable from assumed exercise
      of options and warrants                                   (A)               (A)               (A)
                                                       ------------      ------------      ------------


Weighted average shares outstanding, as adjusted         39,821,900        33,275,500        25,696,800
                                                       ============      ============      ============


   Net loss per share                                  $      (0.13)     $      (0.21)     $      (0.24)
                                                       ============      ============      ============


(A) Effect is antidilutive, so amounts are not included in the loss per share calculation.